UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report: November 1, 2010
                 (Date of earliest event reported)

            PEER REVIEW MEDIATION AND ARBITRATION, INC.
       (Exact name of registrant as specified in its charter)

      Florida                      000-52712                 65-1126951
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                          778 S. Military Trail
                        Deerfield Beach, Florida        33442
              (Address of principal executive offices (zip code)

                            954-570-7023
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On November 1, 2010, the registrant completed the acquisition of Key Vista Associates, Inc., a Florida corporation, pursuant to the Common Stock Purchase Agreement dated November 1, 2010.

Under the terms of the Agreement, the registrant acquired all of the issued and outstanding common shares of Key Vista. These common shares represent all issued and outstanding equity, and transfers 100% ownership of Key Vista to the registrant.

Pursuant to the terms of the Common Stock Purchase Agreement, the registrant paid $113,350 at closing, executed a promissory note for $75,000 and issued 200,000 shares of the registrant's restricted common stock.

Item 3.02  Unregistered Sales of Equity Securities.

On November 1, 2010, the registrant issued 200,000 common shares to the shareholders of Key Vista Associates, Inc. as partial consideration pursuant to the Common Stock Purchase Agreement dated November 1, 2010. The common shares were authorized for issuance pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Item. 9.01 Financial Statements and Exhibits

Exhibit 10-1 - Common Stock Purchase Agreement between the registrant and Arnold J. Diamond, et al., shareholders of Key
Vista Associates, Inc. dated October 1, 2010

Exhibit 10-2 - Promissory Note dates November 1, 2010 in the principal amount of $75,000



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 3, 2010

PEER REVIEW MEDIATION AND ARBITRATION, INC.

By: /s/Willis Hale
    ----------------
    Willis Hale, Chief Executive Officer